United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

PC GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12991 (Commission File Number)	11-2239561 (IRS Employer Identification Number)

419 Park Avenue South, Suite 500, New York, New York (Address of principal executive offices)	10016 (Zip Code)

Registrant’s telephone number, including area code:  212 687-3260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)

As previously disclosed, on January 11, 2010, the Office of General Counsel (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) informed PC Group, Inc. (the “Company”) that the Nasdaq Hearings Panel (the “Panel”) reviewing the Company’s listing had granted the Company until July 19, 2010 to achieve a minimum bid price of $1.00 or more for at least ten consecutive trading days as required by Listing Rule 5550(a)(2) (the “Bid Price Rule”), which has not occurred.

On July 20, 2010, the Company received a letter from the Staff indicating that the Company had not regained compliance with the Bid Price Rule and that the Panel had made a determination to delist the Company’s common stock, par value $0.02 per share (trading symbol: PCGR), from Nasdaq.  The Staff indicated that the Company’s common stock will be suspended from trading on the Nasdaq Capital Market effective at the opening of business on July 22, 2010 and that Nasdaq will subsequently file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (“SEC”), with the delisting of the Company’s common stock effective 10 days after such filing.

It is presently expected that the Company’s common stock will be quoted on OTCQB™ marketplace of the Pink OTC Markets Inc. under the symbol “PCGR” and that the Company will continue to meet its reporting obligations with the SEC.

A copy of the Company’s press release announcing receipt of the delisting notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of PC Group, Inc., dated July 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 21, 2010	PC GROUP, INC. By: /s/ Kathleen P. Bloch Kathleen P. Bloch Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of PC Group, Inc., dated July 21, 2010.